UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2024

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)
300 First Stamford Place, 5th Floor
Stamford, CT 06902
(Address of principal executive offices, including zip code)
(Registrant’s telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EGLE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 5, 2024, Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (the “Company”), held a virtual special meeting of shareholders (the “Special Meeting”) to consider and vote on the following proposals: (1) a proposal to approve and authorize the Agreement and Plan of Merger, dated as of December 11, 2023 (the “Merger Agreement”), entered into by and among Star Bulk Carriers Corp. (“Star Bulk”), Star Infinity Corp. and the Company and the merger contemplated by the Merger Agreement (the “Merger Proposal”); (2) a proposal to authorize and approve the issuance of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable upon the potential future conversion of the Company’s 5.00% Convertible Senior Notes due 2024 in excess of the conversion share cap set forth in the Indenture, dated as of July 29, 2019, between the Company and Deutsche Bank Trust Company Americas (the “Convertible Note Share Issuance Proposal”); (3) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement (the “Advisory Compensation Proposal”); and (4) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal and/or the Convertible Note Share Issuance Proposal (the “Adjournment Proposal” and, together with the Merger Proposal, the Convertible Note Share Issuance Proposal and the Advisory Compensation Proposal, the “Proposals”).
Prior to the Special Meeting, the Company delivered a proxy statement to its shareholders describing the Special Meeting, the Proposals and related information. The proxy statement was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 12, 2024.
As of the close of business on February 12, 2024, the record date for the Special Meeting, there were 11,027,196 shares of Common Stock outstanding and entitled to vote at the Special Meeting. A total of 7,318,424 shares of Common Stock were represented either in person (by participating through the virtual meeting website) or by proxy at the Special Meeting, representing approximately 66.4% of the outstanding shares of Common Stock as of the record date, and therefore a quorum was declared to be present. At the Special Meeting, the Company’s shareholders voted on the following matters and cast their votes as described below.
Proposal 1: The Merger Proposal
The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions
7,230,829	29,644	57,951
Proposal 2: The Convertible Note Share Issuance Proposal
The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions
7,009,238	232,418	76,768
Proposal 3: The Advisory Compensation Proposal
The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions
5,349,201	1,865,592	103,631
Proposal 4: The Adjournment Proposal
The proposal was approved by the following vote, but an adjournment was not necessary in light of the approval of the Merger Proposal and the Convertible Note Share Issuance Proposal.

Votes For	Votes Against	Abstentions
6,996,841	279,399	42,184
Item 7.01 Regulation FD Disclosures.
On April 5, 2024, the Company issued a press release announcing the Special Meeting voting results. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated April 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: April 5, 2024	By:	/s/ Constantine Tsoutsoplides
	Name:	Constantine Tsoutsoplides
	Title:	Chief Financial Officer